Exhibit 21.1

LIST OF SUBSIDIARIES AND CONSOLIDATED VARIABLE INTEREST ENTITIES OF

QUDIAN INC.

Subsidiaries	Jurisdiction of Incorporation

QD Technologies Limited	British Virgin Islands
QD Data Limited	Hong Kong
Qufenqi (HK) Limited	Hong Kong
Qufenqi (Ganzhou) Information Technology Co., Ltd.*	PRC
Xiamen Qudian Financial Lease Co., Ltd.*	PRC

Consolidated Variable Interest Entities (“VIEs”)	Jurisdiction of Incorporation

Beijing Happy Time Technology Development Co., Ltd.*	PRC
Ganzhou Qudian Technology Co., Ltd.*	PRC
Hunan Qudian Technology Development Co., Ltd.*	PRC
Xiamen Qudian Technology Co., Ltd.*	PRC

Subsidiaries of Consolidated VIEs	Jurisdiction of Incorporation

Tianjin Happy Time Technology Development Co., Ltd.*	PRC
Tianjin Qufenqi Technology Co., Ltd.*	PRC
Beijing Happy Fenqi Technology Development Co., Ltd.*	PRC
Tianjin Happy Fenqi Technology Development Co., Ltd.*	PRC
Qufenqi (Beijing) Information Technology Co., Ltd.*	PRC
Ganzhou Happy Fenqi Technology Development Co., Ltd.*	PRC
Ganzhou Happy Fenqi Network Service Co., Ltd.*	PRC
Fuzhou High-tech Zone Microcredit Co., Ltd.*	PRC
Fuzhou Happy Time Technology Development Co., Ltd.*	PRC
Ganzhou Happy Time E-Commerce Co., Ltd.*	PRC
Hunan Happy Time Technology Development Co., Ltd.*	PRC
Ganzhou Happy Life Network Microcredit Co., Ltd.*	PRC
Yihuang Qudian Technology Development Co., Ltd.*	PRC
Jiangxi Chunmian Technology Development Co., Ltd.*	PRC
Xiamen Qudian Commercial Factoring Co., Ltd.*	PRC
Ganzhou Laifenqi Technology Development Co., Ltd.*	PRC
Xinjiang Qudian Technology Co., Ltd. *	PRC
Ganzhou Qudian Commerce Development Co., Ltd. *	PRC

*	The English name of this subsidiary, consolidated VIE or subsidiary of consolidated VIE, as applicable, has been translated from its Chinese name.